EXHIBIT 10.2

                              AMENDED AND RESTATED

             CATASTROPHE EQUITY SECURITIES ISSUANCE OPTION AGREEMENT

         This Amended and Restated Catastrophe Equity Securities Issuance Option Agreement (this "Agreement") is entered into as of January 1, 2001 between Trenwick Group Ltd., a Bermuda company ("Trenwick"), on the one hand, and European Reinsurance Company of Zurich, a corporation organized under the laws of Switzerland (the "Option Writer"), on the other hand.

                                    RECITALS

         WHEREAS, LaSalle Re Holdings Limited, a Bermuda Company ("Company") and Option Writer are parties to a Catastrophe Equity Securities Issuance Option Agreement dated July 1, 1999 (the "Prior Agreement") along with Allianz Risk Transfer, a corporation organized under the laws of Switzerland ("Allianz");

         WHEREAS, the Prior Agreement obligated Option Writer to purchase up to $55,000,000 of Company securities and Allianz to purchase up to $45,000,000 of Company securities on the occurrence of certain specified events;

         WHEREAS, pursuant to a definitive Agreement, Scheme of Arrangement, Plan of Merger and Plan of Reorganization, dated as of December 19, 1999, amended and restated as of March 20, 2000 and amended as of June 28, 2000, Trenwick and the Company engaged in a series of transactions whereby Trenwick became the parent company of the Company (the "Business Combination") on September 27, 2000;

         WHEREAS, the parties to the Prior Agreement wish to amend and restate the Prior Agreement in order to (i) reflect the changes in corporate structure of the Company and Trenwick as a result of the Business Combination, (ii) provide for the issuance by Trenwick of Preferred Shares (as defined below),
(iii) terminate the role of Allianz as a party to the Prior Agreement, (iv) restate the commitment of Option Writer to purchase up to such number of Preferred Shares having an aggregate Preferred Share Purchase Price (as defined below) of $55,000,000, and (v) reflect such other terms, provisions, revisions and amendments to the Prior Agreement as the parties deem necessary or appropriate to effect the foregoing; and

         WHEREAS, Trenwick and Option Writer desire to memorialize their agreement with respect to the Securities Issuance Option (as defined below) on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Trenwick and Option Writer agree as follows:

                                    AGREEMENT

         1. Definitions. Capitalized terms used in this Agreement shall have the respective meanings ascribed to them below.

         "A.M.  Best  Rating"  means  a  rating  of   financial  condition   and
performance, as published from time to time, by A.M. Best Company.

         "Affiliate" of, or Person "affiliated" with, a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled, by, or is under common control with, such specified Person.

         "Business Combination" has the meaning ascribed to such   term  in  the
Recitals of this Agreement.

         "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in any of Hamilton, Bermuda; Zurich, Switzerland; or London, England, are not required to be open.

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         "Certificate  of  Designation"  means  the  Certificate of Designation,
Preferences and Rights of Series B Cumulative Perpetual Preferred Shares of Trenwick, in the form attached as Exhibit A.

         "Change of Control" means the earliest to occur of (a) the date that a Person or group of affiliated Persons (an "Acquiring Person") acquires, or obtains the right to acquire, legal or beneficial ownership of fifty percent (50%) or more of the voting power of the issued and outstanding shares of Trenwick, Company or any Company Subsidiary, (b) the date an Acquiring Person acquires fifty percent (50%) or more of the assets of Trenwick or the Company or any of the Company Subsidiaries, or (c) the date of any amalgamation, consolidation or merger of Company or Trenwick or any Company Subsidiaries with any Acquiring Person. For purposes hereof, the term "Acquiring Person" shall not include (i) Trenwick, any of the Trenwick Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by Trenwick, or any of its Subsidiaries, or (ii) any other person where fifty percent (50%) or more of the combined voting power of such Person's issued and outstanding shares or capital stock is beneficially owned, directly or indirectly, by the Persons who were the holders of the voting shares of Trenwick immediately prior to such acquisition, amalgamation, consolidation or merger (as the case may be).

         "Company" means LaSalle Re Holdings Limited, a Bermuda company.

         "Company Subsidiaries" means any or all of LaSalle Re Limited, an insurance company formed under the laws of Bermuda, LaSalle Re Corporate Capital Ltd., a company formed under the laws of Bermuda, and such other direct or indirect Subsidiaries of Company as may be agreed in writing between Company and Option Writer.

         "Effective Date" means January 1, 2001.

         "Event" means any one or a series of "loss occurrence(s)"as defined in any reinsurance agreement under which any Company Subsidiary incurs an Ultimate Loss.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

         "Exercise Date" means the date of purchase and sale of Preferred Shares pursuant to an exercise of the Securities Issuance Option which date shall be specified in the Notice of Exercise and shall be the later of thirty (30) days following the delivery of the Notice of Exercise or ten (10) days following receipt of all regulatory approvals applicable to Trenwick in connection with such purchase and sale of Preferred Shares (including without limitation any necessary approvals by the Bermuda Monetary Authority or Registrar of Companies), provided that the Exercise Date shall not be later than the one hundred eightieth (180th) day after delivery of the Notice of Exercise, or such later date, if any, as may be determined by alternative dispute resolution under
Article 8 of this Agreement, which date shall be ten (10) days after the rendering of a final decision under Article 8.

         "Exercise Term" means (a) with respect to a single Event which (i) is a windstorm, the one (1) year period commencing upon the occurrence of a Qualifying Catastrophic Event and ending at 12:00 a.m. midnight Bermuda Time on the first anniversary of such occurrence (as the same may be extended under
Section 2.4) during which Trenwick has the right to exercise the Securities Issuance Option, or (ii) is other than a windstorm, the eighteen (18) month period commencing upon the occurrence of a Qualifying Catastrophic Event and ending at 12:00 a.m. midnight Bermuda Time on the date which is eighteen (18) months following such occurrence (as the same may be extended under Section 2.4) during which Trenwick has the right to exercise the Securities Issuance Option, or (b) with respect to a series of Events, the period commencing upon the occurrence of a Qualifying Catastrophic Event and ending one (1) year following the end of the Exposure Period during which such series of Events occurs, which one (1) year period ends at 12:00 a.m. midnight Bermuda Time on the January 1 next following the end of such Exposure Period (as the same may be extended under Section 2.4), during which Trenwick has the right to exercise the Securities Issuance Option.

         "Exposure  Period"  means  the  one (1) year  beginning  at  12:00 a.m.
midnight Bermuda Time on January 1, 2001 and ending at 12:00 a.m. midnight Bermuda Time on January 1, 2002.

         "GAAP"  means U.S.  generally   accepted  accounting   principles,
consistently applied.

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         "GAAP Net Worth" means the amount equal to  a  company's  shareholders'
equity plus minority interest, if   any, as determined in accordance  with GAAP.

          "Mean Risk of Ruin" means Company Subsidiaries' mean probability of incurring aggregate Ultimate Losses in excess of one hundred percent (100%) of Company Subsidiaries' GAAP Net Worth plus fifty percent (50%) of Trenwick's GAAP Net Worth during any one (1) year period, calculated using the Proprietary Model.

         "Non-assessable" means, with respect to shares of Trenwick, that no further sums are required to be paid by the registered holders thereof in connection with the issue of such shares.

         "Non-Subject  Business"  means  Company   Subsidiaries'  insurance  and
reinsurance business other than Subject Business.

         "Notice of Exercise" means t he written notice of Trenwick's intent to exercise the Securities Issuance Option as described in Section 2.3.

         "Notice of Objection" means Option Writer's written notice of objection to a Notice of Exercise, as described in Section 2.3.

         "Option Fee" means the amounts paid by Trenwick to Option Writer as consideration for the Securities Issuance Option, as set forth in Section 2.1.

         "Option Writer" means the organization named in the preamble of this Agreement, which shall be (a) entitled to the financial benefits and privileges, and subject to the financial burdens and obligations, of Option Writer under this Agreement , (b) obligated to fully comply with all representations, warranties, conditions, covenants and agreements applicable to Option Writer under this Agreement, and (c) referred to in this Agreement as an "Option Writer".

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Preferred Share Purchase Price" means the higher of US$100.00 or par value per Preferred Share payable by Option Writer to Trenwick as set forth in
Section 2.3.

         "Preferred Shares" means the Series B Cumulative Convertible Perpetual Preferred Shares of Trenwick, current par value US$0.10 per share.

         "Prior Agreement" means the Catastrophe Equity Securities Issuance Option Agreement dated July 1, 1999 by and among the Company, European Re and Allianz.

         "Proprietary Model" means the probability and risk analysis model developed by the Company Subsidiaries in the form utilized by the Company Subsidiaries at the Effective Date, subject to material modifications as agreed by Trenwick and Option Writer.

         "Qualifying Catastrophic Event" means (a) with respect to any single Event, an Event occurring during the Exposure Period pursuant to which the Company Subsidiaries incur an Ultimate Loss in excess of US$140,000,000 (the "Single Event Attachment Point"), or (b) with respect to any series of Events during the Exposure Period, a series of Events that, when considered in the aggregate, cause the Company Subsidiaries to incur an Ultimate Loss in excess of US$220,000,000 (the "Multiple Event Attachment Point"). Any Qualifying Catastrophic Event that commences during the Exposure Period, whether or not it terminates within the Exposure Period, shall be deemed to have occurred within the Exposure Period. A single Event that has occurred during the Exposure Period but which has not developed into a Qualifying Catastrophic Event prior to the first anniversary of the Event (or eighteen (18) months following the date of the Event if the Event is other than a windstorm) shall not constitute a Qualifying Catastrophic Event for purposes of this Agreement. A single Event

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that  has  occurred  during  the  Exposure  Period  and  which  develops  into a
Qualifying Catastrophic Event prior to the first anniversary of the Event (or eighteen (18) months following the date of the Event if the Event is other than a windstorm), but after expiration of the Exposure Period (as the same may be extended), shall constitute a Qualifying Catastrophic Event for purposes of this Agreement. With respect to a single Event which develops into a Qualifying Catastrophic Event, such Qualifying Catastrophic Event shall be deemed to have occurred as of the date such single Event occurred. A series of Events that has occurred during the Exposure Period but which has not developed into a Qualifying Catastrophic Event prior to the end of one (1) year following the end of such Exposure Period shall not constitute a Qualifying Catastrophic Event for purposes of this Agreement. A series of Events that has occurred during the Exposure Period and which develops into a Qualifying Catastrophic Event prior to the end of one (1) year following the end of such Exposure Period, but after expiration of the Exposure Period, shall constitute a Qualifying Catastrophic Event for purposes of this Agreement. With respect to a series of Events which develops into a Qualifying Catastrophic Event, such Qualifying Catastrophic Event shall be deemed to have occurred during the Exposure Period in which such series of Events occurred.

         "Registration Rights Agreement" means the Registration Rights Agreement described in Section 6.2.

         "Rule 144A"  means Rule  144A  of  the  General   Regulations  of   the
Securities Act.

         "S&P Rating" means a claims payment ability rating or credit rating, as applicable, as published from time to time, by the Standard & Poor's Division of The McGraw-Hill Companies.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SEC Filings" means all documents and reports filed by Trenwick or the Company, as a case may be, with the SEC from January of 1997 through the date of this Agreement.

         "Securities Act" means the U.S. Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

         "Securities Issuance Option" means Trenwick's option to obligate Option Writer to purchase up to 550,000 Preferred Shares, subject to the terms and conditions set forth in this Agreement.

         "Subject Business"   means  all  business  underwritten  by the Company
Subsidiaries classified as property (including workers compensation losses arising from a property peril) and marine.

         "Subsidiary" means, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

         "Transaction Agreements" means this Agreement, its schedules and exhibits, the Registration Rights Agreement and the Certificate of Designation.

         "Trenwick" means Trenwick Group Ltd., a Bermuda company.

         "Trenwick Common Stock" means the common shares of Trenwick, par value US$.10 per share.
         "Trenwick  Financial  Statements"  means  the  consolidated   financial
statements of Trenwick specified in Section 3.7.

         "Trenwick Subsidiaries" means all Subsidiaries of Trenwick.

         "Ultimate Loss" means the actual direct losses (including all paid losses, all reserves for unpaid losses (including without limitation outstanding loss reserves and incurred but not reported loss reserves), and loss adjustment expense paid by the Company Subsidiaries) incurred by the Company Subsidiaries on the Subject Business prior to accounting for any retrocessional reinsurance.

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         "U.S." or "US" means the United States of America.

         "US$" means United States Dollars. To the extent any losses, liabilities or other amounts described or referred to in this Agreement are stated or denominated in currencies other than United States Dollars, such losses, liabilities or amounts shall be stated, for purposes of this Agreement, in their respective United States Dollar equivalents as shown in the Trenwick Financial Statements.

         2.       Securities Issuance Option.

                  2.1. Option Fee. To acquire the right to exercise the Securities Issuance Option during the Exercise Term with respect to a Qualifying Catastrophic Event, Trenwick shall pay to Option Writer a fee (the "Option Fee") as set forth on the attached Schedule 2.1. The Option Fee payment shall be delivered upon the later of the Effective Date or the date of execution of this Agreement. In consideration of the payment of the Option Fee as may be required under this Agreement, Option Writer hereby grants to Trenwick the right to exercise the Securities Issuance Option on the terms set forth in this Agreement.

                  2.2. Exercise  Rights.  Trenwick  shall   have  the  right  to
exercise the Securities Issuance Option one or more times with respect to any one Qualifying Catastrophic Event, subject to the following limitations:

                           a.       The   Securities   Issuance  Option  must be
exercised with respect to Preferred Shares having a minimum aggregate Preferred Share Purchase Price of US$10,000,000 or an integral multiple of US$1,000,000 above such amount.

                           b.       In no case shall the Preferred Shares issued
pursuant to all exercises of the Securities Issuance
Option have an aggregate Preferred Share Purchase Price of greater than US$55,000,000.

                           c.       In  no  case  shall  the Securities Issuance
Option be exercised more than one time in any calendar quarter.

                  2.3. Method of Exercise. In the event that Trenwick desires to exercise the Securities Issuance Option with respect to a Qualifying Catastrophic Event, Trenwick shall provide written notice to Option Writer during the Exercise Term of its intent to exercise the Securities Issuance Option (a "Notice of Exercise"). The Notice of Exercise shall specify (a) the aggregate Preferred Share Purchase Price for the Preferred Shares to be issued pursuant to the exercise of the Securities Issuance Option and the proposed Exercise Date, and (b) with respect to the applicable Qualifying Catastrophic Event, the amount of the Ultimate Loss relating to such Qualifying Catastrophic Event, including the amount of (i) paid losses, (ii) losses reported but not yet then paid, and (iii) losses incurred but not yet then reported, including assumptions underlying the calculation of item (iii). Following delivery of a Notice of Exercise in accordance with Section 10.2, Option Writer shall have until the end of the thirty (30) day period following delivery of the Notice of Exercise to investigate whether the conditions to exercise of the Securities Issuance Option set forth in Section 5.2 have been satisfied and shall, by the end of such thirty (30) day period, if Option Writer determines that such conditions have not been satisfied, issue a Notice of Objection (as defined below); provided, however, that if the Exercise Date is extended for more than an additional thirty (30) days (beyond the initial thirty (30) day notice period) as described in the definition of Exercise Date in Article 1 above, Option Writer shall have a period of ten (10) business days to update its investigation, which ten (10) business day period shall commence on the date which is the later of (a) the date that Trenwick certifies to Option Writer that all conditions to exercise of the Securities Issuance Option set forth in
Section 5.2 have been satisfied, or (b) the thirtieth (30th) day preceding the actual Exercise Date. In connection with such investigation, Trenwick shall provide or procure for Option Writer, or its designated agent, reasonable access to loss records of the applicable Company Subsidiaries relating to the Qualifying Catastrophic Event in question (including, without limitation, policy files, claim files, and loss and loss reserve files or information), during normal business hours of the applicable Company Subsidiaries, in order to allow Option Writer to undertake such investigation. In the event that Option Writer determines that the conditions for exercise of Securities Issuance Option have not been met, Option Writer shall deliver a written notice of objection to exercise of the Securities Issuance Option (the "Notice of Objection") to

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Trenwick  within such thirty (30) day period or the ten (10) business day update period described above, as applicable. Such Notice of Objection shall specify in reasonable detail the reason(s) for Option Writer's objection to the exercise of the Securities Issuance Option. If, within twenty (20) days following delivery of the Notice of Objection to Trenwick, Trenwick and Option Writer cannot reach an agreement regarding the exercise of the Securities Issuance Option, their dispute shall be submitted to dispute resolution in accordance with Article 8 below. With respect to Option Writer, in the event that Option Writer has not issued a Notice of Objection in accordance with this Section 2.3, Option Writer shall deliver, on the Exercise Date (or the next following Business Day if the Exercise Date is not a Business Day), by wire transfer of immediately available funds, in U.S. dollars, the aggregate Preferred Share Purchase Price specified in the Notice of Exercise, against the delivery by Trenwick of the corresponding number of Preferred Shares.

                  2.4. Extension of Exercise Term. Notwithstanding anything in this Agreement to the contrary, in the event that Trenwick files, prior to the end of any Exercise Term, preliminary proxy materials with the SEC relating to a submission to registered holders of Trenwick Common Stock for approval of the issuance of the Preferred Shares (or the issuance of shares of Trenwick Common Stock upon conversion of the Preferred Shares), as required by any exchange listing or other regulatory requirements, the Exercise Term shall be extended by a period of ninety (90) days plus, if any such materials are not reviewed by the staff at the SEC within thirty (30) days, an additional number of days (not to exceed fifteen (15) days in any event) equal to the number of days in excess of thirty (30) between the filing of such preliminary materials with the SEC and the initial receipt by Trenwick of written comments from the SEC staff.

         3. Representations and Warranties of Trenwick. Trenwick represents and warrants to Option Writer as of the Effective Date as follows (it being understood that, subject to the terms of Section 10.11, the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5(a), 3.6, 3.7, 3.8, 3.9,
3.10 and 3.11 shall be deemed to be repeated by Trenwick on each Exercise Date):

                  3.1. Existence and Qualifications. Trenwick is a company duly organized, validly existing and in compliance with filing requirements and payment of government fees required under the laws of Bermuda and the Company and each of the Company Subsidiaries is a company duly organized, validly existing and in compliance with filing requirements and payments of government fees required under its representative place of domicile. Subject to obtaining Bermuda governmental approvals for issuance of the Preferred Shares, Trenwick has the full corporate power and authority to execute and deliver the Transaction Agreements, and to perform its obligations under, and to consummate the transactions contemplated by, the Transaction Agreements, including, without limitation, the delivery of the Preferred Shares pursuant to the exercise of the Securities Issuance Option as described in this Agreement.

                  3.2. No Violation or Conflict. The execution and delivery by Trenwick of the Transaction Agreements, and the performance of Trenwick under the Transaction Agreements, do not violate or conflict with any applicable law, rule or regulation, any provision of Trenwick's memorandum of association or Bye-Laws or any order or judgment of any court or other government agency applicable to Trenwick or any of its assets or any of the Trenwick Subsidiaries, or any contractual restriction binding upon or affecting Trenwick or any of the Trenwick Subsidiaries or their respective assets, except in the case of violations or conflicts with rules or regulations which, individually, or in the aggregate, do not have a material adverse effect on Trenwick's ability to perform its obligations under this Agreement.

                  3.3. Consents. All Bermuda governmental and other consents that are required to have been obtained by Trenwick with respect to the execution and delivery of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with or, will have been obtained or complied with (as the case may be) as of the applicable Exercise Date or prior to any conversion of Preferred Shares into Trenwick Common Stock, provided always that any information requested from Option Writer necessary in connection with such consent or obtaining the same shall have been supplied in a timely manner (as the circumstances may warrant).

                  3.4. Licenses and Permits. The Company Subsidiaries have all requisite material licenses, permits and authority (collectively, "Licenses") that are necessary for the conduct of their respective insurance businesses, such Licenses are in full force and effect, and no proceeding is pending or, to Trenwick's knowledge, threatened to suspend, revoke or limit any License which is material to the operations of any such Company Subsidiaries.

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                  3.5.     Absence of Litigation.

                           a.       There  is  not  pending or  to its knowledge
threatened, against Trenwick or the Trenwick Subsidiaries, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that would reasonably be expected to materially and adversely affect the legality, validity and enforceability against Trenwick of any Transaction Agreement.

                           b.       There is not pending  or  to  its  knowledge
threatened, against the Trenwick or the Trenwick Subsidiaries, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that, if adversely determined, could reasonably be expected to materially and adversely affect the financial condition of the Trenwick, the Company or any Company Subsidiary.

                  3.6. Options or Other Rights. Except for this Agreement and as set forth in the attached Schedule 3.6, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Trenwick any Preferred Shares.

                  3.7. Financial Statements. Trenwick has furnished, or will upon request furnish, Option Writer with true and complete copies of the audited consolidated balance sheets and audited consolidated statements of operations for the previous three fiscal years of Trenwick or its accounting predecessor, the Company (collectively the "Trenwick Financial Statements"). The Trenwick Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position of Trenwick and the Trenwick Subsidiaries and the results of their operations as of the dates indicated and for the periods then ended.

                  3.8. Binding Obligations. The execution of the Transaction Agreements has been duly authorized by all necessary corporate action of Trenwick, and such Transaction Agreements (a) have been duly executed and delivered by Trenwick, (b) constitute legal, valid and binding obligations of Trenwick, and (c) are enforceable against Trenwick in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

                  3.9. Preferred Shares. Trenwick has, or will have as of the applicable Exercise Date, authority to issue Preferred Shares with an aggregate Preferred Share Purchase Price of US$55,000,000, and such Preferred Shares, when issued pursuant to the exercise of the Securities Issuance Option, shall, upon delivery of payment therefor, be validly issued, fully paid and Non-assessable. Upon issuance pursuant to this Agreement, the Preferred Shares shall be free and clear of any lien, encumbrance or other restriction (except as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Trenwick shall use reasonable efforts to have removed any restriction contained in such consent affecting the transferability of the Preferred Shares), and upon delivery of and payment for the Preferred Shares as provided in this Agreement, Option Writer will acquire good title to the Preferred Shares purchased under this Agreement, free and clear of any lien, encumbrance or other restriction (except as may be created by Option Writer, as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Trenwick shall use reasonable efforts to have removed any restriction contained in such consent affecting the transferability of the Preferred Shares to persons not designated as being resident in Bermuda for foreign exchange control purposes). Trenwick has reserved for issuance an aggregate of 550,000 Preferred Shares for issuance on one or more Exercise Dates pursuant to Section 2 of this Agreement.

                  3.10. Trenwick Common  Stock.  The  shares of  Trenwick Common
Stock into which the Preferred Shares may be converted, as set forth in the Certificate of Designation, shall, upon conversion, be validly issued, fully paid and Non-assessable. Such shares of Trenwick Common Stock shall be free and clear of any lien, encumbrance or other restriction (except as may be created by Option Writer, as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Trenwick shall use reasonable efforts to have removed any restriction contained in such consent affecting the transferability of the Trenwick Common Stock), and upon conversion as provided in the Certificate of Designation, Option Writer will acquire good title to the number of shares of Trenwick Common Stock into which such Preferred Shares are converted, free and clear of any lien, encumbrance or other restriction (except as may be created by Option Writer, as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Trenwick shall use reasonable efforts to have removed any restriction contained in such consent affecting the transferability of the Trenwick Common Stock to persons not designated as being resident in Bermuda for foreign exchange control purposes). Such shares of Trenwick Common Stock shall be subject to the Registration Rights Agreement described in Section 6.2. Trenwick has reserved for issuance the maximum number of shares of Trenwick Common Stock as may be required upon the conversion of the Preferred Stock to be issued and sold pursuant to Section 2 of this Agreement.

                  3.11. No Insolvency or Bankruptcy. Neither Trenwick nor any Trenwick Subsidiary (a) is the subject of any voluntary or involuntary petition under any bankruptcy, insolvency or similar law affecting creditors generally,
(b) is the subject of any liquidation, transformation or rehabilitation proceeding, or (c) has had a receiver or similar person or entity appointed for any of its property.

                  3.12. Acquired Businesses. All documents and instruments in connection with the Business Combination have been executed and delivered by the parties thereto, and if required, filed with the government offices having jurisdiction over the Business Combination. The Business Combination has been consummated and Trenwick, the Company or the Company Subsidiaries, as the case may be, have acquired or succeeded to the full legal right, power and authority to own and operate the assets and Licenses of the Company and the Company Subsidiaries. No default or event giving rise to a default under any agreement or instrument in connection with the Business Combination has occurred which would cause the Business Combination to be revoked, dissolved or otherwise set aside.

         Notwithstanding the foregoing, (a) a breach of the representations and warranties contained in Section 3.1, 3.2, 3.3, 3.4, 3.9 or 3.10 at any Exercise Date shall prevent exercise of the Securities Issuance Option unless and until such breach is cured in accordance with Section 10.11, and (b) a breach of the representations and warranties contained in Sections 3.5(a), 3.6 or 3.7 at any Exercise Date shall not in any way prevent or delay exercise of the Securities Issuance Option. Notwithstanding the preceding sentence, each party shall have the right to recover damages that may be available at law or equity from any other party for any loss or injury that is caused by any inaccuracy or breach of any representation or warranty made by such other party.

         4. Representations and Warranties of Option Writer. Option Writer represents and warrants to Trenwick as follows (it being understood that, subject to the terms of Section 10.11, the representations contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 shall be deemed to be repeated by Option Writer on each Exercise Date):

                  4.1. Existence and Qualifications of Option Writer. Option Writer is a corporation duly organized, validly existing and in compliance with filing requirements and payment of government fees required under the laws of Switzerland, and Option Writer has the full corporate power and authority to execute and deliver the Transaction Agreements, and to perform its obligations under, and consummate the transactions contemplated by, the Transaction Agreements, including, without limitation, the purchase of the Preferred Shares pursuant to the exercise of the Securities Issuance Option by Trenwick as described in this Agreement.

                  4.2. No Violation or Conflict. The execution and delivery of the Transaction Agreements by Option Writer, and the performance of Option Writer under the Transaction Agreements, do not violate or conflict with any applicable law, any provision of Option Writer's organizational documents or any order or judgment of any court or other government agency applicable to s Option Writer (or any of its assets or subsidiary or affiliated companies to the extent any such order or judgment would have a material adverse effect on the rights or privileges of Trenwick under this Agreement), or any contractual restriction binding upon or affecting Option Writer (or any of its subsidiary or affiliated companies or its assets to the extent any such restriction would have a material adverse effect on the rights or privileges of Trenwick under this Agreement).

                  4.3. Consents. All governmental and other consents that are required to have been obtained by Option Writer with respect to the execution and delivery of this Agreement have been obtained by Option Writer and are in full force and effect and all conditions of any such consents have been complied with.

                  4.4. Absence of Litigation. There is not pending or to its knowledge, threatened against any Option Writer or any of its Subsidiaries or Affiliates, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that would reasonably be expected to materially and adversely affect the legality, validity and enforceability against Option Writer of any Transaction Agreement.

                  4.5. Investment Representation. Option Writer understands that the issuance of Preferred Shares under this Agreement and the issuance of Trenwick Common Stock upon conversion of Preferred Shares have not been and will not (except as set forth in the Registration Rights Agreement) be registered under the Securities Act and such Preferred Shares and Trenwick Common Stock will be issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Option Writer represents that (a) it is acquiring the Preferred Shares and such Trenwick Common Stock solely for its own account, for investment purposes only, and not with a view to distribution, fractionalization or resale thereof, (b) it will not sell or otherwise dispose of the Preferred Shares or such Trenwick Common Stock except in compliance with the registration requirements or exemption provisions of applicable securities laws including the Securities Act,
(c) it has not relied on Trenwick for any explanation of the application of the various U.S. state and federal securities laws with regard to the acquisition of the Preferred Shares and such Trenwick Common Stock, (d) it has access to complete information regarding the business and finances of Trenwick, and has received, read and understood the contents of the SEC Filings, (e) it has such knowledge and experience in business and financial matters that it has been able to fully understand and completely evaluate the risks and merits of holding the Preferred Shares and such Trenwick Common Stock as provided in this Agreement, and (f) it is able to bear the economic risk and limitation in liquidity of an investment in the Preferred Shares and such Trenwick Common Stock.

                  4.6. Binding Obligations. The execution of the Transaction Agreements to which Option Writer is a party have been duly authorized by all necessary corporate action of Option Writer, and such Transaction Agreements (a) have been duly executed and delivered by Option Writer, (b) constitute legal, valid and binding obligations of Option Writer, and (c) are enforceable against Option Writer in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

         Notwithstanding the foregoing, each party shall have the right to recover damages that may be available at law from any other party for any loss or injury that is caused by any inaccuracy or breach of any representation or warranty made by such other party.

         5.       Conditions.

                  5.1. Conditions to Effectiveness of Agreement. The effectiveness of this Agreement shall be subject to the satisfaction by Trenwick, at or prior to, or waiver by Option Writer at or prior to, its execution and delivery, of the following conditions (it being understood that unless Option Writer makes an objection at or prior to such execution and delivery, this Agreement shall be deemed effective for all purposes upon such execution and delivery):

                           a.       Registration Rights Agreement.  Trenwick and
Option Writer shall have entered into the Registration Rights Agreement as described in Section 6.2.

                           b.       Compliance with Laws and Consents.  Trenwick
shall have complied with all laws and regulations applicable to the authorization and issuance of the Preferred Shares and, subject to the following sentence, the conversion of Preferred Shares into Trenwick Common Stock, including the adoption or authorization by the Board of Directors of Trenwick of the Certificate of Designation. Trenwick and Option Writer shall have obtained all consents and approvals (whether shareholder, regulatory, contractual or otherwise) necessary for the authorization and issuance of the Preferred Shares, the conversion of the Preferred Shares into Trenwick Common Stock, and the authorization and issuance of such Trenwick Common Stock, including without limitation the approval of any applicable insurance regulatory body or agency, and the approval of any filing or application required under applicable securities laws (whether of Bermuda, the U.S., any state of the U.S., or any other applicable jurisdiction), provided, however, that if any insurance regulator shall for any reason decline to approve the conversion of the Preferred Shares and/or the issuance of Trenwick Common Stock pursuant to such conversion, but shall approve the authorization and issuance of the Preferred Shares, then such approval of the conversion of the Preferred Shares and/or the issuance of Trenwick Common Stock pursuant to such conversion, as applicable, shall not be a condition to exercise of the Securities Issuance Option, provided further, however, that Trenwick has reasonably cooperated with Option Writer to obtain such approvals. Notwithstanding the foregoing, if any consent, approval or other matter necessary for conversion of the Preferred Shares into Trenwick Common Stock is of such a nature that it cannot be obtained or achieved until at or about the time of such conversion, then such consent, approval or other matter shall not be a condition to exercise of the Securities Issuance Option.

                           c.       No  Insolvency  or  Bankruptcy.     Neither
Trenwick, the Company nor the Company Subsidiaries (a) is the subject of any voluntary or involuntary petition under bankruptcy, insolvency or similar law affecting creditors generally (provided, however, that Trenwick or LaSalle Re Limited, as applicable, shall not be in breach of this condition with respect to an involuntary petition unless such involuntary petition is not dismissed within sixty (60) days following Trenwick's or LaSalle Re Limited's receipt of notice of filing such petition), (b) is the subject of any liquidation, transformation or rehabilitation proceeding, or (c) has had a receiver or similar person or entity appointed for any of its property.

                           d.       Payment of Fees.  All  Option  Fee payments,
and any other fees which Trenwick is obligated to pay for the benefit of any Option Writer pursuant to the Transaction Agreements, then due shall have been paid in full.

                  5.2. Conditions to Exercise of Securities Issuance Option. The right of Trenwick to exercise the Securities Issuance Option (or any increment of the Securities Issuance Option) shall be subject to the satisfaction by Trenwick at, or waiver by Option Writer at or prior to, the Exercise Date, of the following conditions:

                           a.       Occurrence  of  Event.    A  Qualifying
Catastrophic Event shall have occurred with respect to the Company Subsidiaries.

                           b.       Trenwick   and  Company  Net  Worth.   After
accounting for the applicable Qualifying Catastrophic Event, Trenwick's GAAP Net Worth shall not be less than $225,000,000 (excluding contingent interest notes and outstanding trust preferred stock as reflected in the Trenwick Financial Statements as of September 30, 2000) and the Company Subsidiaries' consolidated GAAP Net Worth in the aggregate shall not be less than US$125,000,000, provided, however, that in no case will Preferred Shares previously issued or proposed to be issued be included in such GAAP Net Worth calculation.

                           c.       Review of  Financial  Statements by Auditor.
Trenwick's regular outside auditor or accounting firm shall have reviewed Trenwick's consolidated balance sheet and statement of operations for the most recent quarter ending prior to the date of the applicable Notice of Exercise, and shall have issued a review report on such quarterly financial statements. In addition, Trenwick shall have provided an adjusted consolidated balance sheet for Trenwick and the Company as at the applicable Exercise Date, and Trenwick shall have represented and warranted, as of such Exercise Date, that such adjusted consolidated balance sheet presents fairly, in all material respects, the financial position of Trenwick and the Company of the date indicated.

                           d.       No   Insolvency  or   Bankruptcy.   Neither
Trenwick, the Company nor the Company Subsidiaries shall (a) be the subject of any voluntary or involuntary petition under bankruptcy, insolvency or similar law affecting creditors generally(provided, however, that Trenwick or LaSalle Re Limited, as applicable, shall not be in breach of this condition with respect to an involuntary petition unless such involuntary petition is not dismissed within sixty (60) days following Trenwick's or LaSalle Re Limited's receipt of notice of filing such petition), (b) be the subject of any liquidation, transformation or rehabilitation proceeding, or (c) has had a receiver or similar person or entity appointed for any of its property.

                           e.       Payment of Fees.  All Option F ee  payments,
and any other fees which Trenwick is obligated to pay for the benefit of any Option Writer pursuant to the Transaction Agreements, then due shall have been paid in full.

                           f.       Certification.  With respect to any exercise
of the Securities Issuance Option, Trenwick shall deliver to Option Writer, at or prior to the applicable Exercise Date, a certificate, in the form attached as
Schedule 5.2(f), executed by a duly authorized officer of Trenwick and dated as of such Exercise Date, provided, however, that in accordance with Article 3, the failure to include, in such certificate, references to truth and accuracy of the representations and warranties in any or all of Sections 3.5, 3.6 or 3.7 shall not in any way prevent or delay such exercise of the Securities Issuance Option.

                           g.       Legal  Opinion.  With  respect  to the first
exercise of the Securities Issuance Option only, Option Writer shall have received, from special counsel for Trenwick an opinion of counsel, dated on or about the Exercise Date, which is substantially in the form attached as Schedule 5.2(g).

                           h.       Amendment  of  Certain  Documents.  Trenwick
shall not, without the prior approval of Option Writer, have amended the Bye-Laws in any manner which would materially and adversely affect the ability of Option Writer to purchase, transfer or convert Preferred Shares as described in this Agreement.

         6.       Covenants and Agreements.

                  6.1. Preferred Shares. In the event of the issuance of Preferred Shares pursuant to an exercise of the Securities Issuance Option, such Preferred Shares shall be subject to, and governed by, the provisions of the Certificate of Designation and the Bye-Laws of Trenwick.

                  6.2. Registration Rights. Concurrently with this Agreement, Trenwick and Option Writer shall enter into the Registration Rights Agreement, substantially in the form attached as Schedule 6.2.

                  6.3.    Preferred Share Resale Rights.
                          a.    The Preferred Shares will be freely transferable
subject only to the following sentence and to restrictions imposed by Bermuda, U.S. federal and state securities laws, and the Bye-laws of Trenwick. Any transfer of Preferred Shares during the first three (3) years following issuance of such Preferred Shares shall require the prior written consent of Trenwick, which consent shall not be unreasonably withheld. Any transfer of Preferred Shares after the first three (3) years following issuance of such Preferred Shares shall require at least ten (10) days prior written notice to Trenwick, and Trenwick shall have five days following receipt of such notice to provide the proposed transferor with a list, not to exceed five (5) Persons, of "Prohibited Transferees" to which the proposed transferor will be prohibited from transferring any Preferred Shares. For purposes of this Section 6.3(a), Prohibited Transferees shall include each of the up to five (5) Persons whose names are set forth on the list described above and all Affiliates of each such Person. The provisions of this Section 6.3(a) shall apply to all transfers of Preferred Shares, whether by Option Writer or otherwise.

         The certificates evidencing the Preferred Shares shall bear legends on the front and back which evidences restrictions upon transferability of the Preferred Shares. The legend on the front of each certificate shall read as follows:

     THIS CERTIFICATE IS RESTRICTED FROM TRANSFER AS INDICATED ON THE REVERSE SIDE.

The legend on the reverse side of each certificate shall read as follows:

     ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO ALL OF THE PROVISIONS OF THE BYE-LAWS OF THE COMPANY AS THEY MAY BE AMENDED FROM TIME TO TIME, AND THE AMENDED AND RESTATED CATASTROPHE EQUITY SECURITIES ISSUANCE OPTION AGREEMENT DATED AS OF JANUARY 1, 2001 BETWEEN THE COMPANY, AND EUROPEAN REINSURANCE COMPANY OF ZURICH; WHICH ARE AVAILABLE FOR EXAMINATION BY HOLDERS OF SHARES AT THE REGISTERED OFFICE OF THE COMPANY. IN ADDITION TO THE FOREGOING RESTRICTIONS, THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY UNITED STATES SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (I) A REGISTRATION STATEMENT IS IN EFFECT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED AND (II) EXCEPT IN THE CASE OF PUBLICLY TRADED SHARES, THE TRANSFEREE IS OTHERWISE APPROVED BY APPLICABLE BERMUDA REGULATORY AUTHORITIES.

The legends shall be removed from any Preferred Share Certificates as to which, in an opinion of counsel reasonably satisfactory to Trenwick (which opinion shall be paid for solely by the registered holder of such Preferred Shares), such registration described in the legends is not necessary or required, and that the transfer will not otherwise violate this Agreement, the Securities Act, the Exchange Act, or applicable securities laws, and does not require the approval of any Bermuda regulatory authorities; and any stop transfer instructions previously given to Trenwick's transfer agent shall be revoked as to such Preferred Shares upon the delivery of the opinion of counsel described above.

                           b.       The shares  of  Trenwick  Common Stock  into
which the Preferred Shares may be convertible may be subject to registration as contemplated by the Registration Rights Agreement.

         Prior to the registration of any shares of Trenwick Common Stock into which the Preferred Shares are converted, pursuant to the Registration Rights Agreement or otherwise, the certificates representing such shares of Trenwick Common Stock shall bear legends on both the front and back which evidence restrictions upon transferability of such shares of Trenwick Common Stock. The legend on the front of each certificate shall read as follows:

         THIS CERTIFICATE IS RESTRICTED FROM TRANSFER AS INDICATED ON THE REVERSE SIDE.

The legend on the reverse side of each certificate shall read as follows:

     ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO ALL OF THE PROVISIONS OF THE BYE-LAWS OF THE COMPANY AS THEY MAY BE AMENDED FROM TIME TO TIME, WHICH ARE AVAILABLE FOR EXAMINATION BY HOLDERS OF SHARES AT THE REGISTERED OFFICE OF THE COMPANY. IN ADDITION TO THE FOREGOING RESTRICTIONS, THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY UNITED STATES SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (I) A REGISTRATION STATEMENT IS IN EFFECT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED AND (II) EXCEPT IN THE CASE OF PUBLICLY TRADED SHARES, THE TRANSFEREE IS OTHERWISE APPROVED BY APPLICABLE BERMUDA REGULATORY AUTHORITIES.

The legends shall be removed from any certificate representing either (a) shares of Trenwick Common Stock sold under an effective registration statement under the Securities Act in a sale approved by applicable Bermuda regulatory authorities, or (b) shares of Trenwick Common Stock as to which, in an opinion of counsel reasonably satisfactory to Trenwick (which opinion shall be paid for solely by the registered holder of such shares of Trenwick Common Stock), such registration is not necessary or required, and that the transfer will not otherwise violate the Securities Act, the Exchange Act, or applicable securities laws, and does not require the approval of any Bermuda regulatory authorities; and stop transfer instructions previously given to Trenwick's transfer agent shall be revoked as to such shares of Trenwick Common Stock upon the occurrence of (a) or (b) above.

                  6.4. Preferred Share Liquidation Preference. During the period that the Securities Issuance Option remains exercisable under this Agreement, and during any period when Preferred Shares remain issued and outstanding following issuance under this Agreement, Trenwick shall not issue any (a) debt securities convertible into equity securities of Trenwick which rank senior to the Preferred Shares with respect to dividend or distribution rights or right to distribution on liquidation or (b) any preferred shares or other class of shares of Trenwick which ranks senior to the Preferred Shares with respect to dividend or distribution rights or rights to distributions on liquidation without the prior written approval, which approval shall not be unreasonably withheld, of
(a) Option Writer if no Preferred Shares are issued or outstanding, or (b) if Preferred Shares are then issued and outstanding, the registered holders of more than fifty percent (50%) of such Preferred Shares.

                  6.5. Restrictions on Trenwick. During the period when any Preferred Shares remain issued and outstanding, without the prior written consent of the registered holders of more than fifty percent (50%) of such Preferred Shares, which consent shall not be unreasonably withheld, (a) Trenwick a shall not dispose of any of its interest in the Company or the Company Subsidiaries, and (b) Trenwick, the Company and the Company Subsidiaries shall not (i) except in the ordinary course of business, make any loan or advance to, or investment in, any Person, or (ii) enter into related party transactions at other than arm's length.

                  6.6. Option  Writer's  Securities  Filings.   Notwithstanding
anything in the Agreement to the contrary, Option Writer shall be responsible for making any regulatory filing required of it under Section 13(d) or Section 16 of the Exchange Act, but the making of any such filings shall not be a condition to the exercise of the Securities Issuance Option.

                  6.7. Regulatory Filings for Conversion. Trenwick, Option Writer and their respective Affiliates shall make all regulatory filings which are necessary or desirable to permit Option Writer to convert any Preferred Shares into shares of Trenwick Common Stock in accordance with the terms of the Certificate of Designation as promptly as possible following any request by Option Writer. Option Writer and Trenwick shall cooperate and use reasonable efforts to obtain any insurance and other regulatory approvals for such conversion which have not previously been obtained.

                  6.8.     Change  of  Control.   In   the  event of a Change of
Control:

                           a.       If  all  or  any  portion  of the Securities
Issuance Option remains unexercised, this Agreement shall automatically be terminated in accordance with Section 7.2 unless such Change of Control shall have received the prior approval of Option Writer. In the event such Change of Control is so approved, this Agreement shall remain in full force and effect and shall be fully binding upon Option Writer.

                           b.       If any Preferred Shares are then  issued and
outstanding, unless such Change of Control is approved by the registered holders of such Preferred Shares as set forth in the Certificate of Designation, or unless such Change of Control involves a sale of all or substantially all Trenwick's assets (in which case holders of the Preferred Shares shall have no voting or approval rights as stated in the Certificate of Designation), the respective rights, privileges and obligations of Trenwick and such registered holders shall, subject to the provisions of Section 42 of the Bermuda Companies Act of 1981 being satisfied (if applicable), be as set forth in the Certificate of Designation.

         Notwithstanding the foregoing, the termination of this Agreement shall not affect any rights or obligations arising out of or relating to events occurring or circumstances existing prior to such termination.

                  6.9. Information Supplied by Trenwick. Trenwick shall provide Option Writer with such information as Option Writer may reasonably request in order to determine whether Trenwick has satisfied the conditions to exercise set forth in Section 5.2 of this Agreement.

                  6.10. Operational Covenant. Trenwick shall comply with the operational covenant set forth in the attached Schedule 6.10.

                  6.11. Option Writer Credit Support. Option Writer shall, promptly upon request by Trenwick, in the event that the S&P Rating of Option Writer falls below AA- or the A.M. Best Rating of Option Writer falls below A-during any period in which Trenwick has the ability to exercise the Securities Issuance Option, (a) purchase at Option Writer's sole expense an irrevocable standby letter of credit, from a financial institution reasonably acceptable to Trenwick, which letter of credit secures the performance of Option Writer under this Agreement and is issued by a bank which maintains an S&P Rating of AA-, or
(b) otherwise obtain credit support reasonably approved by and acceptable to Trenwick with respect to the obligations of Option Writer under this Agreement, which credit support may include a guaranty, in form and substance reasonably acceptable to Trenwick, from an affiliate of Option Writer which maintains, throughout the period such guaranty is effective, an S&P Rating of at least AA-or an A.M. Best Rating of at least A-. Such letter of credit shall remain in effect until the earlier of (a) five (5) days following the end of the period during which Trenwick has the ability to exercise the Securities Issuance Option, or (b) the date that the rating(s) whose fall triggered the credit support obligation in the first sentence of this Section 6.11 returns to the requisite minimum level so that the S&P Rating of Option Writer shall again be at least AA-, and/or the A.M. Best Rating of Option Writer shall again be at least A-. Such letter of credit shall initially be in a principal amount equal to Option Writer's percentage interest in the aggregate Preferred Share Purchase Price of the Preferred Shares covered by any then unexercised portion of the Securities Issuance Option, if any, and shall subsequently be adjusted from time to time based on the aggregate Preferred Share Purchase Price of the Preferred Shares subject to exercise under the Securities Issuance Option.

                  6.12.    Indebtedness.   Trenwick  shall   comply  with  the
covenants regarding indebtedness set forth on the attached Schedule 6.12.

                  6.13. Additional Covenants. Trenwick shall comply with the additional covenants set forth on the attached Schedule 6.13.

                  6.14. Notices. Trenwick shall promptly give notice to Option Writer of (a) any material breach of the representations and warranties contained in Article 3 above of which the Chairman, President, Chief Financial Officer or the Chief Underwriting Officer of Trenwick become aware, and (b) any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that is not covered by insurance or in which injunctive or similar relief is sought which, if adversely determined, could reasonably be expected to materially and adversely affect the financial condition of the Trenwick or any Company Subsidiary.

                  6.15. Access to Books and Records. At all times prior to the termination of this Agreement, upon execution of a confidentiality agreement reasonably satisfactory to Trenwick and Option Writer, Trenwick or the Company will give Option Writer, and Option Writer's accountants, counsel, consultants, employees and agents, full access during normal business hours and upon reasonable notice, to all documents, records, work papers and information (but expressly excluding any material related to underwriting procedures, standards or information) relating to the financial positions of the Company and any Company Subsidiary as Option Writer shall from time to time reasonably request. In addition, Trenwick or the Company will permit Option Writer, and Option Writer's accountants, counsel, consultants, employees and agents, reasonable access to such personnel of Trenwick or the Company and their accountants, during normal business hours and upon reasonable notice, as may be necessary or useful to Option Writer in its review of the above-mentioned documents, records and information.

                  6.16. Further Assurances. Trenwick and Option Writer each agree to use all reasonable good faith efforts to take all actions and to do all
things   necessary,   proper  or  advisable  to  consummate   the   transactions
contemplated hereby.

         7. Termination. This Agreement and the transactions contemplated by this Agreement shall be terminated:

                  7.1. By mutual written consent signed by Trenwick and Option Writer at any time prior to the end of the Exposure Period, in which case Option Writer shall refund to Trenwick a prorata portion of the annual Option Fee previously paid for the then current year;

                  7.2. Upon a Change of Control occurring while all or any portion of the Securities Issuance Option remains unexercised, which Change of Control has not received the prior approval of Option Writers as set forth in
Section 6.8(a), in which case Option Writer shall refund to Trenwick a prorata portion of the percentage of the annual Option Fee previously paid for the then current year which is allocable to any then unexercised portion of the Securities Issuance Option (provided, however, that the provision in the last paragraph of Section 6.8 shall apply with respect to any Preferred Shares then outstanding); or

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

                  7.3.     Upon the latest of:

                           a.       Expiration of the Exposure Period;

                           b.       Expiration of the  Exercise  Term   for  the
latest Qualifying Catastrophic Event (including an Event that develops into a Qualified Catastrophic Event outside the Exposure Period);

                           c.       The  Exercise  Date  for  which a  Notice of
exercise was properly delivered during the Exercise Term, as such date may be extended pursuant to the submission of any matter to alternative dispute resolution under Article 8; or

                           d.       The first day on which no  Preferred  Shares
issued pursuant to this Agreement (including without limitation Preferred Shares issued on the Exercise Date specified in paragraph (c) of Section 7.3) remain issued and outstanding.

         8. Alternative Dispute Resolution. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration under the UNCITRAL model law. There shall be a panel of three arbitrators. Trenwick shall appoint one arbitrator and the applicable Option Writer shall appoint one arbitrator and the two arbitrators thus appointed shall appoint the third. If a party fails to appoint the arbitrator within thirty (30) days of receipt of a request to do so from the other party, or if the two arbitrators fail to agree on the third arbitrator within thirty (30) days of their appointment, the appointment shall be made, upon request of a party, by the Supreme Court of Bermuda. The place of arbitration shall be Bermuda at the Bermuda International Commercial Arbitration Centre and the language of the arbitration shall be English. Judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction thereof. The costs and expenses of the arbitration shall be borne equally by the parties involved, and any interest and fees and expenses of counsel shall be borne as the arbitrators consider just under the circumstances, as directed in the award. In the event that a Notice of Objection specifies failure to satisfy the condition in Section 5.2(a) as a reason for such Notice of Objection, then any dispute over satisfaction of such Section 5.2(a) condition shall be subject to separate arbitration pursuant to this paragraph, provided, however, that all three arbitrators shall be independent Fellows of the Casualty Actuarial Society, and such arbitrators shall review applicable loss data solely for the purpose of determining whether the condition in Section 5.2(a) has been satisfied.

         9. Intermediary. Trenwick and Option Writer represent and acknowledge that Aon Re (Bermuda) Ltd. has acted as the sole intermediary for all purposes with respect to the negotiation of this Agreement, and that neither Trenwick nor Option Writer has engaged any other broker or finder in connection with the transactions contemplated by this Agreement. Trenwick and Option Writer agree that all fees or commissions payable to Aon Re (Bermuda) Ltd. in connection with this transaction shall be the sole responsibility of Trenwick.

         10.      Miscellaneous.

                  10.1. Amendments. The provisions of this Agreement may not be waived, altered, amended or repealed, in whole or in part, except by the written consent of all parties to this Agreement.

                  10.2. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivered personally or by facsimile transmission, receipt confirmed, (b) twenty-four (24) hours after sending if sent by reputable overnight delivery service, or (c) seventy-two (72) hours after mailing if sent by certified, registered or express mail, postage prepaid, if properly addressed or directed to such party at the appropriate address or facsimile number set forth below, or such address or facsimile number as such party may designate by written notice to the other parties:

                  (i)      if to Trenwick to:

                           Trenwick Group Ltd.
                           Continental Building
                           25 Church Street
                           Hamilton HM 12 Bermuda
                           Attention: James F. Billett, Jr.
                           Fax No.: (441) 292-4878

                           with a copy to:

                           Aon Re (Bermuda) Ltd.
                           Dorchester House
                           7 Church Street
                           P.O. Box HM 2020
                           Hamilton HM HX Bermuda
                           Attention: Paul Markey
                           Fax No.:  (441) 296-5130

                           and a copy to:

                           Aon Securities Corporation
                           123 N. Wacker Drive
                           Chicago, Illinois 60606
                           Attention: Bryon Ehrhart
                           Fax No.:  (312) 701-2174

                           if to Option Writer to:

                           European Reinsurance Company of Zurich
                           Mintflower Place
                           8 Par-la-Ville Road, 8th Floor
                           P.O. Box HM 1767
                           Hamilton HM GX Bermuda
                           Attention: David R. Whiting
                           Fax No.: (441) 295-1575

                           with a copy to:

                           Brown & Wood, LLP
                           One World Trade Center
                           New York, New York, 10048
                           Attention: Robert Donatucci, Esq.
                           Fax No.:  (212) 839-5599

                  10.3. Entire Agreement. This Agreement (including the Exhibits and the Schedules) contains the entire agreement between the parties, and supersedes all prior agreements, written or oral, with respect to the Securities Issuance Option, including, but not limited to the Prior Agreement.

                  10.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda (without regard to any choice of law or conflict of law rules that would cause the application of any laws or rules of any jurisdiction other than Bermuda).

                  10.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives, and any references to a specific party in this Agreement shall include such party's permitted successors or assigns. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other party. The covenant of Trenwick contained in Section 6.13 is personal to Option Writer, and, except as otherwise specifically stated in Section 6.13, in no case shall the rights and privileges of Option Writer under Section 6.13 be assignable or transferable.

                  10.6.  Severability.  Each  term,   covenant,  condition   or
provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be deemed by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

                  10.7. Necessary Acts. Each party to this Agreement shall perform any further acts and execute and deliver any additional agreements, assignments, documents or instruments that may be reasonably necessary or desirable to carry out the provisions or effectuate the purposes of this Agreement.

                  10.8. Legal Expenses. Subject to the provisions of Article 8, if any legal action or any arbitration or other proceeding is brought to enforce the provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties, whether such party or parties have instituted the action, shall be entitled to recover all attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled.

                  10.9. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  10.10.   Headings.  The   headings  in  this Agreement are for
reference only, and shall not affect the interpretation of this Agreement.

                  10.11. Right to Cure. In the event of a breach (a) by Trenwick of any of the representations and warranties set forth in Article 3, (b) by any Option Writer of any of the representations and warranties set forth in Article 4, or (c) by either Trenwick or any Option Writer of its respective covenants and agreements under Article 6, the entity committing such breach shall have sixty (60) days following its receipt of notice of such breach in which to cure such breach, unless such sooner cure is necessary in order to effect the terms of this Agreement. Except as specifically set forth in Article 3 above, the inability or failure of Trenwick or any Option Writer to cure such breach shall neither (i) give Trenwick or any Option Writer the right to terminate this Agreement nor (ii) excuse Trenwick or any Option Writer from the performance of their respective obligations hereunder. Notwithstanding the preceding sentence, Trenwick or any Option Writer shall have the right to recover any damages that may result from any breach of this Agreement.

                  10.12. Specific Performance. Each of the parties to this Agreement acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Accordingly, each of the parties to this Agreement agrees that the other parties, in addition to any other remedies to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

                  10.13. Termination of Prior Agreement with respect to Allianz. Pursuant to Section 7.1 of the Prior Agreement, the rights, duties, obligations and liabilities of Allianz under the Prior Agreement shall be terminated and memorialized by an agreement of termination in the form of the attached Schedule 6.13.

                  IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first written above.


Trenwick Group Ltd.


By:  /s/ Steven J. Bensinger                  By: /s/ Coleman D. Ross
    -----------------------------                 ------------------------------
Title:  Executive Vice President              Title: Executive Vice President
                                                     and Chief Financial Officer


European Reinsurance Company
Of Zurich


By:  /s/ Dr. J. Scott Bradley                 By: /s/ David R. Whiting
    -----------------------------                 ------------------------------

Title: Member of Senior Management            Title: Member of Senior Management
















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